UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K

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                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

                                  June 30, 2004
                        (Date of earliest event reported)

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                              Quintek Technologies
             (Exact name of registrant as specified in its charter)

             CA                         0-29719                  77-0505346
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(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)

               537 Constitution Ave. , Camarillo, CA       93012
             (Address of principal executive offices)    (Zip Code)


        Registrant's telephone number, including area code: 805-383-3914


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Items 5 and 9. Other Events and Regulation FD Disclosure.

Quintek Technologies, Inc. completed its annual meeting of shareholders on June 30th, 2004.

All resolutions proposed at the meeting and described in the company's recent proxy statement were passed by a majority of votes. These resolutions include

1.       The election of Robert Steele and Andrew Haag as directors;

2. Ratification of the appointment of Kabani & Company, Inc., Certified Public Accountants, as the independent public accountants of the Company for fiscal 2004;

3. Amendment of the Articles of Incorporation to increase the number of authorized shares of common stock to 200,000,000, and to increase the number of authorized shares of preferred stock to 50,000,000;

4. Amendment of the Articles of Incorporation to authorize the board of directors to divide the preferred stock into any number of classes or series, fix the designation and number of shares of each such series or class, and alter or determine the rights, preferences, privileges and restrictions of each class or series of preferred stock not yet issued;

5. Amendment of the Articles of Incorporation to authorize a quorum for any shareholder meeting to be at least one third (1/3) of the shares entitled to vote;

6.       Approval  and  adoption of the Quintek  Technologies,  Inc.  2004 Stock
         Option Plan.

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Quintek Technologies, Inc.
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                                                (Registrant)

        July 1, 2004                         /s/   ANDREW HAAG
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           (Date)                         Andrew Haag
                                          Chief Financial Officer




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